UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 28, 2014

SOUTHWEST GEORGIA FINANCIAL CORPORATION

(Exact name of Registrant as Specified in its Charter)

Georgia	001-12053	58-1392259
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

201 First Street, S.E.
Moultrie, Georgia	31768
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (229) 985-1120

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of the shareholders of the Corporation was held on May 27, 2014. Total shares eligible to vote amounted to 2,547,837. A total of 2,135,667 shares (83.82%) were represented by shareholders in attendance or by proxy.

Proposal 1: Election of Directors

The following nine directors were elected to serve on the Board of Directors for one year until the next annual meeting.

Director	Votes For	Votes Withheld	Broker Non-Votes

Cecil H. Barber	1,478,390	16,394	640,883
John J. Cole, Jr.	1,478,640	16,144	640,883
DeWitt Drew	1,478,640	16,144	640,883
Michael J. McLean	1,478,640	16,144	640,883
Richard L. Moss	1,482,873	11,911	640,883
Roy H. Reeves	1,488,112	6,672	640,883
Johnny R. Slocumb	1,478,640	16,144	640,883
M. Lane Wear	1,478,640	16,144	640,883
Marcus R. Wells	1,478,640	16,144	640,883

Proposal 2: 2013 Omnibus Incentive Plan

The Directors and Officers Stock Purchase Plan was approved.

For	Against	Abstained	Broker Non-Votes
1,373,441	20,880	100,463	640,883

Proposal 3: “Say on Pay” Resolution

The advisory “say on pay” resolution supporting the compensation plan for the executive officers was approved.

For	Against	Abstained	Broker Non-Votes
1,334,937	8,594	151,253	640,883

Proposal 4: Appointment of Independent Auditors

Ratify TJS Deemer Dana, LLP, formally known as, Thigpen, Jones, Seaton & Co., P.C. was appointed as our independent auditors for the fiscal year 2014.

For	Against	Abstained	Broker Non-Votes
2,110,978	518	24,171	0

ITEM 8.01 OTHER EVENTS

On May 28, 2014, Southwest Georgia Financial Corporation announced that its Board of Directors at its meeting declared a quarterly cash dividend of $0.08 per common share. The dividend is payable June 19, 2014, to shareholders of record on June 9, 2014. The Corporation paid a quarterly cash dividend of $0.08 per common share in March 2014. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 86 consecutive years.

A copy of that press release is attached as Exhibit 99.1 to this Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

The following exhibit is furnished with this report.

Exhibit 99.1: Southwest Georgia Financial Corporation’s press release dated May 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOUTHWEST GEORGIA FINANCIAL CORPORATION

BY:	/s/George R. Kirkland
GEORGE R. KIRKLAND
EXECUTIVE VICE-PRESIDENT AND TREASURER
(FINANCIAL AND ACCOUNTING OFFICER)

Date: May 28, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 28, 2014